Exhibit 99.1


















                                      GCA

                              FINANCIAL STATEMENTS
                        AS OF DECEMBER 31, 1996 AND 1995
                         TOGETHER WITH AUDITORS' REPORT

                                      GCA

                                     INDEX


      PAGE

REPORT OF ARTHUR ANDERSEN LLP                                     F-2


BALANCE SHEETS AS OF DECEMBER 31, 1995 AND 1996                   F-3


STATEMENTS OF OPERATIONS FOR THE YEARS ENDED
DECEMBER 31, 1994, 1995 AND 1996                                  F-4


STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT) FOR THE
YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996                      F-5


STATEMENTS OF CASH FLOWS FOR THE YEARS ENDED
DECEMBER 31, 1994, 1995 AND 1996                                  F-6


NOTES TO FINANCIAL STATEMENTS                                     F-7

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Stockholders of GCA:

     We have audited the accompanying balance sheets of GCA as of December 31, 1995 and 1996, and the related statements of operations, stockholders' equity (deficit) and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of GCA as of December 31, 1995 and 1996, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.


				/s/ Arthur Andersen LLP
				    Arthur Andersen LLP





Boston, Massachusetts
March 27, 1997



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                                      GCA

                   BALANCE SHEETS--DECEMBER 31, 1995 AND 1996

                                     ASSETS

                                                     1995      1996

CURRENT ASSETS:
  Cash and cash equivalents                       $ 31,546  $ 45,864
  Accounts receivable                              163,550   305,935
  Other receivables                                284,984   160,638
  Inventories                                      150,358   134,559
  Prepaid expenses and other current assets          9,958     3,631
                                                  --------  --------

      Total current assets                         640,396   650,627
                                                   -------   -------

DEFERRED TAX ASSET                                 105,522     3,611

PROPERTY AND EQUIPMENT, NET                        105,035    83,748

INTANGIBLES, NET OF ACCUMULATED AMORTIZATION        10,965     3,221

      Total assets                                $861,918   $741,207
                                                  ========   ========


                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES:
  Term loans                                       187,442   168,053
  Accounts payable                                 212,557   246,054
  Accrued expenses                                 492,086   251,889
                                                   -------   -------

      Total current liabilities                    892,085   665,996
                                                   -------   -------

COMMITMENTS (Note 3)

STOCKHOLDERS' EQUITY (DEFICIT):
  Common stock, no par value                        57,720    57,720
  Retained earnings (deficit)                      (91,459)   14,124
  Cumulative translation adjustment                   3,572    3,367
                                                  ---------  -------

      Total stockholders' equity (deficit)         (30,167)   75,211

      Total liabilities and stockholders'         $861,918  $741,207
      equity (deficit)

The accompanying notes are an integral part of these financial statements.

                                      GCA

                            STATEMENTS OF OPERATIONS
              FOR THE YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996

                                           1994           1995         1996

NET REVENUE                             $1,255,304     $1,837,096   $1,794,741
COST OF REVENUE                            583,824        889,641      685,567

      Gross profit                         671,480        947,455    1,109,174

OPERATING EXPENSES:
  Research and development                 550,617        785,030      683,409
  Selling, general and administrative      183,539        261,677      227,803

      Income (loss) from operations        (62,676)       (99,252)     197,962

OTHER INCOME (EXPENSE):
  Interest expense                         (47,933)       (52,010)     (28,895)
  Interest income                           11,768          9,563        7,281
  Other income                              57,838         87,560       67,953
                                            ------         ------       ------

      Net (loss)  income  before           (41,003)       (54,139)     244,301
      benefit (provision) taxes

BENEFIT (PROVISION) FOR INCOME              66,464          4,969     (138,718)
TAXES

      Net (loss) income                  $  25,461       $(49,170)   $ 105,583
                                         =========       ========    =========

     The accompanying notes are an integral part of these financial statements.

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                                      GCA

                  STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)
             FOR THE YEARS ENDED DECEMBER 31, 1994, 1995, AND 1996


                               COMMON                               TOTAL
                               STOCK     RETAINED   CUMULATIVE   STOCKHOLDERS'
                               NO PAR    EARNINGS   TRANSLATION     EQUITY
                               VALUE     (DEFICIT)  ADJUSTMENT     (DEFICIT)

BALANCE, DECEMBER 31, 1993    $57,720    $(67,750)     $3,392      $(6,638)

Net income                                  25,461     ______       25,461

Translation adjustment        _______    ________         180          180


BALANCE, DECEMBER 31, 1994     57,720      (42,289)     3,572       19,003

Net loss                      _______      (49,170)    ______      (49,170)

Translation adjustment        _______      _______     ______      _______


BALANCE, DECEMBER 31, 1995     57,720     (91,459)      3,572      (30,167)

Net income                     ______      105,583     ______      105,583

Translation adjustment         ______     ________       (205)        (205)

BALANCE, DECEMBER 31, 1996    $57,720     $14,124      $3,367      $75,211
                              =======     =======      ======      =======


The accompanying notes are an integral part of these financial statements.

                                      GCA

                            STATEMENT OF CASH FLOWS
              FOR THE YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996

                                               1994      1995        1996

CASH FLOWS FROM OPERATING ACTIVITIES
  Net income (loss)                          $25,461   $(49,170)   $105,583
  Adjustments to reconcile net income
  (loss) to net cash provided by
  operating activities-
  Depreciation and amortization               47,311     60,493      52,423
  Deferred income taxes                      (90,991)    (7,368)     94,831
  Change in asset and liabilities-
   Accounts receivable                       (54,716)     1,474    (153,358)
   Inventories                               (20,588)    99,542       5,711
   Accounts payable                          167,740     10,141      47,757
   Accrued expenses                           37,443     59,834     (89,291)

      Net cash provided by operating
        activities                           111,660    174,946      63,656

CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of property and equipment,        (48,632)   (46,542)    (30,066)
    net Increase in other assets                                     (7,008)

      Net cash used in investing activities  (48,632)   (46,542)    (37,074)

CASH FLOWS FROM FINANCING ACTIVITIES
  Repayment of term loans, net               (55,109)  (119,653)    (6,814)
                                             -------   --------   --------

      Net cash used in financing activities  (55,109)  (119,653)    (6,814)
                                             -------   --------   --------

EFFECT OF EXCHANGE  RATE  CHANGES ON           1,502      1,581     (5,450)
CASH                                         -------   --------   --------

NET INCREASE IN CASH AND CASH EQUIVALENTS      9,421     10,332     14,318

CASH AND CASH EQUIVALENTS,                    11,793     21,214     31,546
BEGINNING OF PERIOD                          -------    -------    -------


CASH  AND CASH  EQUIVALENTS, END OF          $21,214    $31,546    $45,864
PERIOD                                       =======    =======    =======

  The accompanying notes are an integral part of these financial statements.

                                      GCA

                         NOTES TO FINANCIAL STATEMENTS
                            AS OF DECEMBER 31, 1996

(1)   OPERATIONS

    GCA Gesellschaft fur Computeranwendung mbH (the Company) is engaged in developing printer driver software and selling computer hardware and software. The Company was established in 1982.

(2)   SIGNIFICANT ACCOUNTING POLICIES

      (a)    Revenue Recognition

        Net revenue includes software license fees, hardware products, services, software maintenance and royalty revenue. Revenue from software and hardware product sales is recognized upon shipment of the product to customers, provided that there are no significant obligations remaining and collectibility of the revenue is probable. The Company provides for estimated hardware products returns upon shipment of the hardware products. The Company recognizes revenue from software license fees, services and maintenance in accordance with the provisions of the American Institute of Certified Public Accountants, Statement of Position No. 91-1 (SOP 91-1), Software Revenue Recognition.

    (b)    Cash and Cash Equivalents

        The Company considers all highly liquid investments with maturities of three months or less at the time of purchase to be cash equivalents.

    (c)    Inventory

        Inventories, which include material, labor and manufacturing overhead, are stated at the lower of cost (first-in, first-out) or market and consist of the following:

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                                      GCA

                         NOTES TO FINANCIAL STATEMENTS
                            AS OF DECEMBER 31, 1996


                                  (Continued)


(2)   SIGNIFICANT ACCOUNTING POLICIES (Continued)

                                                        DECEMBER 31,
                                                      1995      1996

     Raw  materials and work in                     $ 71,699   $70,135
     process
     Finished goods                                   78,659    64,424
                                                     -------   -------

                                                    $150,358  $134,559


    (d)    Property and Equipment

        The Company records property and equipment at cost and provides for depreciation and amortization on a straight-line basis over the estimated useful lives of the assets as follows:

                               ESTIMATED
                               USEFUL                DECEMBER 31,
                               LIFE               1995        1996
     Asset
     Classification--
       Software                3-4 years        $20,740    $  9,683
       Furniture,
       fixtures and            4-5 years        148,164     164,329
       equipment
       Leasehold
       improvements             10 years         86,460      86,460
                                                -------     -------
                                                255,364     260,472

     Less-- Accumulated
     depreciation and
     amortization                               150,329    176,724
                                                -------    -------

                                               $105,035    $83,748

    (e)    Other Current Assets

        The other current assets consist primarily of receivables due from the Company's two principal stockholders.

    (f)    Management Estimates

        The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    (g)    Foreign Currency Translation

        The Company's functional currency is the German deutsche mark (DM).
        For financial statement purposes the assets and liabilities have been translated at the exchange rate in effect at December 31, 1996. Revenues and expenses have been translated at the average exchange rate during the years ended December 31, 1994, 1995 and 1996. A cumulative translation adjustment has been recorded at December 31, 1995 and 1996, to reflect the difference in these exchange rates.

(3)   COMMITMENTS

    Operating Lease Commitment

    The Company occupies its facilities under various operating lease agreements. In addition, the company leases certain machinery and equipment under operating leases. Future minimum lease payments required under operating leases in the years subsequent to December 31, 1996 is approximately $318,000.

(4)   SUBSEQUENT EVENT

     In February 1997, Xionics Document Technologies, Inc. agreed to acquire the outstanding stock of the Company for a purchase price of $5,000,000.